EXHIBIT 10.1


                          THIRD AMENDMENT TO THE
                 TALLEY MANUFACTURING AND TECHNOLOGY, INC.
             EXECUTIVE DEATH AND RETIREMENT SUPPLEMENTAL PLAN


          Effective July 1, 1987, Talley Industries, Inc. adopted the Talley Industries, Inc. Executive Death and Retirement Supplemental Plan (the "Plan"). The Plan was thereafter amended on March 25, 1991, and December 22, 1994. In connection therewith, the name of the Plan was changed to the "Talley Manufacturing and Technology, Inc. Executive Death and Retirement Supplemental Plan" and Talley Manufacturing and Technology, Inc. (the "Company") became the Plan's sponsor. By this instrument, the Company intends to amend the Plan to restore benefits lost by participants as a result of certain actuarial adjustments to their pension benefits.
     1. This Amendment shall amend only those provisions set forth herein, and those provisions not amended hereby shall remain in full force and effect.
     2. Section V is hereby amended in its entirety to read as follows:
          V.   PAYMENT OF POST-RETIREMENT SUPPLEMENTAL
     RETIREMENT BENEFITS

          Subject to the provisions of Section VII, upon the retirement of the participant after satisfying the requirements for receipt of a retirement benefit under the terms and provisions of the Company's qualified retirement plan and the terms and provisions of the Talley Manufacturing and Technology, Inc. Executive Restoration Benefit Plan (the "Executive Plan"), the participant shall receive a monthly benefit for life equal to the difference between the amount described in subparagraph (1) and subparagraph (2) of this Section V, provided that the participant elects to receive his benefits under the Company's qualified retirement plan in the form of the one hundred percent (100%) contingent annuity permitted under said plan. A participant who


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     does not elect the one hundred percent (100%) contingent
     annuity option under the Company's qualified retirement plan shall not be eligible for benefits under this Plan. In the even that the participant shall die following re-

     tirement and is survived by his or her eligible spouse, the monthly payment so calculated shall also be paid to the eligible spouse for life. For purposes of this
     Section V, the term "eligible spouse" shall mean the person to whom the participant was legally married on his or her date of retirement and who was named as the participant's contingent annuitant under the one hundred percent (100%) contingent annuity for purposes of both the Company's qualified retirement plan and the Executive Plan.

          For purposes of this Section V, (1) shall be the amount to which the participant is entitled on retirement under the "straight life" (life only) monthly retirement benefit option under the terms of the Company's qualified retirement plan (calculated pursuant to the terms and provisions of that plan as in effect on the retirement date of the participant but without regard to the limitations of Section 415 of the Internal Revenue Code (the "Code") and the limitation on the compensation that may be taken into account for the Plan Year under Section 401(a)(17) of the Code and the corresponding provisions of the Retirement Plan), and (2) shall be the amount to which the participant is entitled on retirement under the one hundred percent (100%) contingent annuity option under the terms of the Company's qualified retirement plan (calculated pursuant to the terms and provisions of that plan as in effect on the retirement date of the participant but without regard to the limitations of
     Section 415 of the Code and the limitation on the compensation that may be taken into account for the Plan Year under Section 401(a)(17) of the Code and the corresponding provisions of the Retirement Plan).

          Payment of benefits under this Section V shall commence upon the commencement of benefit payments to the participant under the Company's qualified retirement plan, subject to the provisions of Section VII.

     3.   This Amendment shall be effective as of January 1, 1995.

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     Except as amended by this instrument, the Company hereby
ratifies the Plan as adopted effective July 1, 1987, and thereafter amended.
          Dated:  March 20, 1996.
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                              TALLEY MANUFACTURING AND
                              TECHNOLOGY, INC.



                              By  William H. Mallender
                                  ----------------------
                                  William H. Mallender

                              Its   Chairman
                                  ----------------------







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